Exhibit j

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement No. 811-5511 on Form N-1A of Variable Insurance Products Fund II, of our report dated February 7, 2002 appearing in the Annual Report to Shareholders of Contrafund Portfolio for the year ended December 31, 2001.

We also consent to the reference to us under the heading "Auditor" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
April 15, 2002